Exhibit 23.1
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements on Forms S-3ASR (File No. 333-235634 and File No. 333-261235), on Form S-3 (File No. 333-251490) and on Forms S-8 (File No. 333-109744, File No. 333-176061, File No. 333-188008, File No. 333-212044, File No. 333-224829, File No. 333-235635, File No. 333-235636, and File No. 333-239006) of Callon Petroleum Company of our report dated April 28, 2023, except for unaudited supplemental information described in Note 12, as to which the date is June 30, 2023, with respect to the consolidated balance sheets of Percussion Petroleum II, LLC as of December 31, 2022 and 2021 and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years ended December 31, 2022 and 2021, and the related notes to the consolidated financial statements, included in this Current Report on Form 8-K dated July 7, 2023.
/s/ Weaver and Tidwell, L.L.P.
Houston, Texas
July 7, 2023